Exhibit D

December 1, 2017

The Republic of Indonesia

Ministry of Finance

Gedung Frans Seda

4th Floor Jalan DR.

Wahidin Raya No. 1

Jakarta 10710

Indonesia

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Indonesia (the “Republic”) in connection with the preparation and filing by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Act”) of a registration statement filed on the date hereof (the “Registration Statement”) relating to the offering of US$4,000,000,000 aggregate principal amount of its bonds (the “Debt Securities”). The Debt Securities will be issued pursuant to an indenture (the “Indenture”), to be entered into among the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee (the “Trustee”), and the other parties named therein.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the form of the Indenture attached as an exhibit to the Registration Statement; and

(c)	the form of the Debt Securities attached as an exhibit to the Registration Statement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

The Republic of Indonesia

Ministry of Finance, p. 2

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Indenture, in the form filed as Exhibit B to the Registration Statement, has been duly authorized, executed and delivered by the parties thereto and the Debt Securities, in substantially the form filed as Exhibit B to the Registration Statement, have been duly executed by the Republic and authenticated by the Trustee and sold as described in the Registration Statement, the prospectus and any supplement or supplements to the prospectus relating to the Debt Securities, in accordance with the Indenture, and duly issued and delivered by the Republic, the Debt Securities will constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (a) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to such agreement or obligation), (b) we have assumed that at the time of the issuance, sale and delivery of each Debt Security, the authorization thereof by the Republic will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect and enforceability of such Debt Security, (c) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (d) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

The enforceability in the United States of the waiver by the Republic of its immunities, as set forth in Section 9.7 of the Indenture and Paragraph 16 of the Debt Securities is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designation in Section 9.7 of the Indenture and Paragraph 16 of the Debt Securities of the U.S. federal courts sitting in the Southern District of New York in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the Indenture and the Debt Securities, respectively, is (notwithstanding the waiver in Section 9.7 of the Indenture and Paragraph 16 of the Debt Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We express no opinion as to the enforceability of Paragraph 17 of the Debt Securities relating to currency indemnity.

The Republic of Indonesia

Ministry of Finance, p. 3

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit D to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Validity of the Bonds.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinion expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Shuang Zhao
Shuang Zhao, a Partner